                                                                   EXHIBIT 3.(i)

                               STATE OF DELAWARE                   PAGE

                        OFFICE OF THE SECRETARY OF STATE

                           --------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "POP N GO, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 1997.

     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.





                                             /s/ EDWARD J. FREEL
                                           -----------------------------------
                              [SEAL]       Edward J. Freel, Secretary of State

2673863   8300                             AUTHENTICATION:  8663193

971317091                                            DATE:  09-23-97

                              STATE OF CALIFORNIA

                               SECRETARY OF STATE

                          CERTIFICATE OF QUALIFICATION

I, BILL JONES, Secretary of State of the State of California, hereby certify:
That on the 7th day of October, 1997, POP N GO, INC., a corporation organized and existing under the laws of Delaware, complied with the requirements of California law in effect on that date for the purpose of qualifying to transact intrastate business in the State of California, and that as of said date said corporation became and now is qualified and authorized to transact intrastate business in the State of California, subject however, to any licensing requirements otherwise imposed by the laws of this State.



                                    IN WITNESS WHEREOF, I execute this
                                   certificate and affix the Great Seal
                                   of the State of California this 9th
                                         day of October, 1997

[SEAL]                                 /s/ BILL JONES

                                       Secretary of State

[CORPORATE AGENTS, INC. LOGO]


                          CERTIFICATE OF INCORPORATION

                                       OF

                                 POP N GO, INC.

                    ---------------------------------------

         FIRST. The name of this corporation shall be:

                                 POP N GO, INC.

         SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATE AGENTS, INC.

         THIRD. The purpose or purposes of the corporation shall be:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

         One Thousand Five Hundred (1,500) shares without par value.

         FIFTH. The name and mailing address of the incorporator is as follows:

                Kathleen Crowley
                Corporate Agents, Inc.
                1013 Centre Road
                Wilmington, DE 19805

         SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

         IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twenty-first day of October, A.D. 1996.

                                       /s/ KATHLEEN CROWLEY
                                       ------------------------------------
                                       Kathleen Crowley
                                       Incorporator

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                           --------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "POP N GO, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF AUGUST, A.D. 1998, AT 12 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.










                                             /s/ EDWARD J. FREEL
                                           -----------------------------------
                              [SEAL]       EDWARD J. FREEL, SECRETARY OF STATE

2673863   6100                             AUTHENTICATION:  9282026

981338097                                            DATE:  09-01-96

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF

                                 POP N GO, INC.

         POP N GO, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         The amendment of this corporation's Certificate of Incorporation set forth in the following resolution approved by this corporation's Board of Directors and stockholders was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware:

                  "FOURTH: The total number of shares of stock which this corporation shall have authority to issue is 20,000,000 shares of Common Stock, par value $0.001 per share.

                  On the amendment of this Article FOURTH to read as hereinabove set forth, each outstanding share of the capital stock of this corporation is split, and converted into 1860 "Common Shares"."

         IN WITNESS WHEREOF, POP N GO, INC., has caused this Certificate of Amendment to be duly executed by its President and attested to by its Secretary this 25th day of August, 1998.

POP N GO, INC.                         ATTEST:

By /s/ VERNON BROKKE                   /s/ MELVIN WYMAN
   --------------------------------    ------------------------------------
   Vernon Brokke, President            Melvin Wyman, Secretary


                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 12:00 PM 08/28/1998
                                                          981338097 - 2673863

                               STATE OF DELAWARE
                                                                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "POP N GO, INC." FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF FEBRUARY, A.D. 1998, AT 9 O'CLOCK A.M.



                                     [SEAL]




                                             /s/ EDWARD J. FREEL
                                           -----------------------------------
                              [SEAL]       EDWARD J. FREEL, SECRETARY OF STATE

2673863   8100                             AUTHENTICATION:  9610139

991084620                                            DATE:  03-04-99

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/26/1998
                                                          981075063 - 2673863

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 POP N GO, INC.

                 ---------------------------------------------

         POP N GO, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That the Board of Directors of said corporation at a meeting duly convened and held, adopted the following resolution:

         RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article Fourth of the Certificate of Incorporation be amended to read as follows:

         FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

              Three Thousand (3,000) shares of Common Stock with no par value.

         SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Melvin Wyman this 16th day of February A.D. 1998.

                                       /s/ MELVIN WYMAN
                                       ------------------------------------
                                       Authorized Officer